Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

i3 Verticals, Inc.
Nashville, Tennessee

We consent to the incorporation by reference in the Prospectuses constituting a part of this Post-Effective Amendment No. 2 to the Registration Statement of our report dated November 22, 2021, relating to the consolidated financial statements of i3 Verticals, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of i3 Verticals, Inc. for the year ended September 30, 2021. We also consent to the reference to us under the heading "Experts" in such Prospectuses.
/s/ Deloitte & Touche LLP
Nashville, Tennessee
February 14, 2022